As filed with the Securities and Exchange Commission on January 31, 2001

                                                       File No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             CABLETRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              04-2797263
 (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                                35 Industrial Way
                         Rochester, New Hampshire 03867
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                           INDUS RIVER NETWORKS, INC.
                             STOCK INCENTIVE PROGRAM
                           --------------------------
                            (Full title of the Plan)

                              David J. Kirkpatrick
                             Chief Financial Officer
                             Cabletron Systems, Inc.
                                35 Industrial Way
                         Rochester, New Hampshire 03867
                                 (603) 332-9400

                         ------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

    Title of Securities        Amount To           Proposed Maximum           Proposed Maximum       Amount of
     To Be Registered              Be               Offering Price           Aggregate Offering    Registration
                               Registered            Per Share (1)               Price (1)              Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock,
$0.01 par value              406,898 shares             $4.32                 $1,757,799.36            $439.45
--------------------------------------------------------------------------------------------------------------------

Series C Preferred Stock,
$1.00 par value               5,000 shares             $104.12                 $520,600.00             $130.15
====================================================================================================================

(1) The maximum aggregate offering price for the shares of Cabletron Systems, Inc. common stock, $0.01 par value, and series C preferred stock, $1.00 par value, offered hereby is based on the weighted average per share exercise price (rounded to the nearest cent) of the options pursuant to which such shares may be issued.


                          Exhibit Index on page II-12;
                               Page 1 of 15 pages
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Cabletron Systems, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended February 29, 2000 filed with the Commission on May 30, 2000.

     (b) Current Report on Form 8-K filed with the Commission on May 5, 2000, Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2000 and filed with the Commission on July 18, 2000, Current Report on Form 8-K filed with the Commission on September 11, 2000 and amended on September 29, 2000, Quarterly Report on Form 10-Q for the fiscal quarter ending on September 2, 2000 and filed with the Commission on October 18, 2000 and amended on January 16, 2001, and Quarterly Report on Form 10-Q for the fiscal quarter ending December 2, 2000 and filed with the Commission on January 16, 2001.

     (c) Description of the Registrant's Common Stock contained in its registration statement on Form 8-A filed with the Commission under
          Section 12 of the Exchange Act on April 19, 1989, as amended by the description contained in the Registrant's Form 8 filed with the Commission on May 22, 1989.

All documents subsequently filed by the Registrant or the Plan pursuant to
Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

     In addition to the shares of Common Stock being registered in this Registration Statement, the Company is also registering shares of Series C Preferred Stock, as described in detail below.

     DIVIDENDS. When the Series C Preferred Stock is issued, the holders of Series C Preferred Stock will be entitled to receive cash dividends that do not constitute extraordinary distributions to the same extent as holders of Common Stock. Each share of Series C Preferred Stock will be entitled to receive dividends at a rate per share equal to the product of the dividend declared on each share of Common Stock and the applicable conversion rate. The applicable conversion rate is currently 10, adjusted for stock splits, stock dividends, recapitalizations and other similar events. The applicable conversion rate will be adjusted in the manner described below in "-- Conversion Rights."

     The holders of Series C Preferred Stock will not be entitled to participate in any extraordinary distribution. An extraordinary distribution means any dividend or distribution, including any distribution of cash, stock or other securities or property, by way of dividend, spinoff, reclassification, recapitalization or similar corporate rearrangement, on the Common Stock other than:

     -    a stock split, stock dividend or similar transaction;

     -    an Enterasys spinoff;

     -    an Enterasys transaction;

     -    the payment of an ordinary cash dividend; or

     -    the purchase or repurchase by the Company of any shares of Common
          Stock.

     An Enterasys spinoff means the distribution, through a dividend, exchange, issuance or other similar transaction, of 51% or more of the common stock of Enterasys Networks, Inc. ("Enterasys"), a subsidiary of the Company, to the Company's stockholders. An Enterasys transaction means a sale, other disposition, consolidation, merger or reorganization of Enterasys, other than an Enterasys spinoff, after which the Company no longer controls Enterasys.

     CONVERSION RIGHTS. The Series C Preferred Stock will be convertible into Common Stock at the option of the holder at any time following the earliest to occur of:

     - an Enterasys spinoff that occurs on or after the first anniversary of the date the Series C Preferred Stock is issued;

     -    an Enterasys transaction at any time; and

     - the second anniversary of the date the Series C Preferred Stock is issued.

     If the Company establishes a record date for an Enterasys spinoff before the first anniversary of the date the Series C Preferred Stock is issued, and that spinoff is to be completed before the first anniversary, then the Series C Preferred Stock will be convertible into Common Stock at the option of the holder immediately before the Enterasys spinoff. The Company may never conduct an Enterasys spinoff or an Enterasys transaction. It is possible that holders of Series C Preferred Stock will not be able to convert their shares of Series C Preferred Stock until the second anniversary of the date the Series C Preferred Stock is issued.

     A holder of Series C Preferred Stock that elects to convert its shares of Series C Preferred Stock into Common Stock will receive the number of shares of Common Stock equal to the number of shares of Series C Preferred Stock held by that holder multiplied by the applicable conversion rate.

     THE APPLICABLE CONVERSION RATE. The applicable conversion rate will initially be 10. The applicable conversion rate will be adjusted for a number of circumstances as discussed below. Other than adjustments to the applicable conversion rate for events such as stock splits, stock dividends and combinations discussed under "--Adjustments to the Applicable Conversion Rate--Stock Dividends, Stock Splits, Combinations," the applicable conversion rate will never be adjusted to exceed 65. The applicable conversion rate will usually be determined based on the value of the stock of Cabletron's subsidiary, Enterasys. The value will be determined in the manner described below.

     ADJUSTMENTS TO THE APPLICABLE CONVERSION RATE--STOCK DIVIDENDS, STOCK SPLITS, COMBINATIONS. If there is:

     - a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, such as through a stock split, stock dividend or recapitalization; or

     - a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, such as through a reverse stock split,

then the applicable conversion rate will be adjusted to reflect the stock dividend, stock split or recapitalization.

     ENTERASYS SPINOFF WITHIN ONE YEAR OF THE DATE OF ISSUANCE OF THE SERIES C PREFERRED STOCK. If the Company establishes a record date for an Enterasys spinoff before the first anniversary of the date the Series C Preferred Stock is issued, and that spinoff is to be completed before the first anniversary, then the Series C Preferred Stock will be convertible into Common Stock at the option of the holder immediately before the Enterasys spinoff. The applicable conversion rate will be permanently adjusted to equal the quotient obtained from the following formula:

                applicable conversion rate     =     E X P(E)
                                                  -------------
                                                  50,000 x P(C)

In this formula:

     - E is equal to the number of Enterasys shares equal to 1% of the fully-diluted stock of Enterasys, determined as of the day the merger closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events affecting the stock of Enterasys;

     - P(E) is the market price of the Enterasys stock, determined as of the close of business on the applicable record date; and

     - P(C) is the market price of Common Stock as of the close of business on that record date.

     For an Enterasys spinoff, the market price of Enterasys stock will usually be equal to the last sale price of the stock on the national securities exchange or automated quotation system on which it is traded on the applicable trading day. For an Enterasys transaction, the market price of Enterasys stock will usually be the price at which Enterasys stock is sold in the Enterasys transaction. Generally, the market price of the Common Stock will be equal to the last sale price of the stock on the New York Stock Exchange on the applicable trading day.

     ENTERASYS SPINOFF OR ENTERASYS TRANSACTION WITHIN TWO YEARS OF THE DATE OF ISSUANCE OF THE SERIES C PREFERRED STOCK. If the Company conducts an Enterasys spinoff after the first anniversary of the date the Series C Preferred Stock is issued and before the second anniversary of that date, or if the Company conducts an Enterasys transaction before the second anniversary of the date the Series C Preferred Stock is issued, then the Series C Preferred Stock will be convertible into Common Stock at the option of the holder after the earlier to occur of that event. After that event, the applicable conversion rate will be permanently adjusted to equal the quotient obtained from the following formula:

                applicable conversion rate     =  .9 X E X P(E)
                                                  -------------
                                                  50,000 x P(C)

In this formula:

     - E is equal to the number of Enterasys shares equal to 1% of the fully-diluted stock of Enterasys, determined as of the day the merger closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events affecting the stock of Enterasys;

     - P(E) is the market price of the Enterasys stock distributed in the Enterasys spinoff or the Enterasys transaction determined as of the close of business on the first trading day after the Enterasys spinoff or Enterasys transaction; and

     - P(C) is the market price of Common Stock as of the close of business on that trading day.

     For an Enterasys spinoff, the market price of Enterasys stock will usually be equal to the last sale price of the stock on the national securities exchange or automated quotation system on which it is traded on the applicable trading day. For an Enterasys transaction, the market price of Enterasys stock will usually be the price at which Enterasys stock is sold in the Enterasys transaction. The market price of the Common Stock will be equal to the last sale price of the stock on the New York Stock Exchange on the applicable trading day.

     NO ENTERASYS SPINOFF OR ENTERASYS TRANSACTION WITHIN TWO YEARS OF THE DATE OF ISSUANCE OF THE SERIES C PREFERRED STOCK. If the Company does not conduct either an Enterasys spinoff or an Enterasys transaction before the second anniversary of the date the Series C Preferred Stock is issued, then the Series C Preferred Stock will be convertible into Common Stock at the option of the holder immediately after the second anniversary of the date the Series C Preferred Stock is issued. After this second anniversary, the applicable conversion rate will be permanently adjusted to equal the quotient obtained from the following formula:

                  applicable conversion rate =       E X P(E)
                                                  -------------
                                                  50,000 x P(C)

In this formula:

     - E is equal to the number of Enterasys shares equal to 1% of the fully-diluted stock of Enterasys, determined as of the day the merger closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events affecting the stock of Enterasys;

     - P(E) is the market price of the Enterasys stock, determined as of the second anniversary of the date the Series C Preferred Stock is issued; and

     - P(C) is the market price of Common Stock as of the close of business on that day.

     The Company's board of directors will determine the market price of Enterasys stock. If the holders of a majority of the outstanding shares of Series C Preferred Stock object to the determination by the Company's board, then the Company will hire an investment banking firm to conduct an appraisal of the fair value of Enterasys stock. The market price of the Common Stock will usually be equal to the last sale price of the stock on the New York Stock Exchange on the second anniversary of the date the Series C Preferred Stock is issued.

     CORPORATE CHANGE. Before any corporate change, the Company will make sure that each holder of Series C Preferred Stock will receive, upon conversion of the holder's preferred stock into Common Stock, the stock, securities or assets that the holder would have been entitled to receive in the corporate change if that holder had converted its preferred stock into Common Stock before the record date for the corporate change. The Company will not engage in any corporate change unless, before the corporate change, the successor corporation or the purchasing corporation assumes in writing the obligation to deliver to each holder of Series C Preferred Stock, the shares of stock, securities or assets that the holder is entitled to receive as described above. For purposes of the Series C Preferred Stock, a corporate change shall mean any capital reorganization, reclassification, consolidation, merger or sale of all of substantially all of the Company's assets to another person which is completed in a way that holders of Common Stock are entitled to receive, either directly or upon the Company's subsequent liquidation, securities or assets in exchange for Common Stock.

     CORPORATE CHANGE BEFORE ENTERASYS SPINOFF, ENTERASYS TRANSACTION OR THE SECOND ANNIVERSARY OF THE DATE OF ISSUANCE OF THE SERIES C PREFERRED STOCK. If a corporate change were to occur before the first to occur of an Enterasys spinoff, an Enterasys transaction and the second anniversary of the date the Series C Preferred Stock is issued, then the applicable conversion rate will be adjusted to equal the greater of:

     - 10, adjusted for stock splits, stock dividends and combinations, as described above under "--Adjustments to the Applicable Conversion Rate
          - Stock Dividends, Stock Splits, Combinations;" and

     -    the quotient obtained from the following formula:

                  applicable conversion rate =       E X P(E)
                                                  -------------
                                                  50,000 x P(C)

     In this formula:

     - E is equal to the number of Enterasys shares equal to 1% of the fully-diluted stock of Enterasys, determined as of the day the merger closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events affecting the stock of Enterasys;

     - P(E) is the market price of the Enterasys stock, determined as of the effective date of the corporate change; and

     - P(C) is the market price of Common Stock as of the close of business on that day.

     The Company's board of directors will determine the market price of Enterasys stock. If the holders of a majority of the outstanding shares of Series C Preferred Stock object to the determination by the Company's board, then the Company will hire an investment banking firm to conduct an appraisal of the fair value of Enterasys stock. The market price of the Common Stock will usually be equal to the price at which Common Stock is sold in the corporate change.

     CORPORATE CHANGE AFTER AN ENTERASYS SPINOFF, ENTERASYS TRANSACTION OR THE SECOND ANNIVERSARY OF THE DATE OF ISSUANCE OF THE SERIES C PREFERRED STOCK. If a corporate change were to occur after the first to occur of an Enterasys spinoff, an Enterasys transaction and the second anniversary of the date the Series C Preferred Stock is issued, then the applicable conversion rate will be adjusted in the manner described above under "-- Enterasys spinoff or Enterasys transaction within Two Years of the Date of Issuance of the Series C Preferred Stock" or "--No Enterasys Spinoff or Enterasys Transaction within Two Years of the Date of Issuance of the Series C Preferred Stock."

     CONVERSION PROCEDURE. The Company will give each holder of Series C Preferred Stock at least 30 days notice of the Company's intention to either conduct an Enterasys spinoff or an Enterasys transaction. The Company's notice will also advise each holder of Series C Preferred Stock of its conversion rights for its Series C Preferred Stock. Each holder of Series C Preferred Stock will have 15 days from the date of the notice to deliver a written notice to the escrow agent advising the escrow agent of its intention to require or not require the Company to convert all, but not less than all, of the shares of Series C Preferred Stock held by that holder. Each holder of Series C Preferred Stock wishing to exercise its conversion right must surrender the certificate or certificates representing the shares being converted with this written notice, unless they are being held by the escrow agent at the time. Each conversion of Series C Preferred Stock will be considered to have been completed as of the close of business on the effective date of the conversion as specified in the conversion notice, except that this date cannot be earlier than the date the Company or the Company's agent receives the conversion notice. If the conversion notice does not specify a date, then the conversion date will be considered to be the date on which the Company or the Company's agent receives the conversion notice. On the conversion date, the holder's rights as a holder of Series C Preferred Stock will cease and the holder will subsequently have the rights of a holder of Common Stock.

     Promptly after the conversion date the Company will deliver to the converting holder at the address provided in the conversion notice:

     - a certificate or certificates representing the number of shares of Common Stock issued upon conversion, in the same name or names as the certificates representing the converted shares or in any other name or names as the converting holder tells the Company, subject to legal, contractual or other restrictions on transfer, and in the denomination or denominations that the converting holder tells the Company;

     - a check for cash for any fractional interest in a share of Common Stock as discussed below; and

     - a certificate representing any shares of Series C Preferred Stock that were represented by the certificate or certificates delivered to the Company as part of the conversion but that were not converted.

     If the Company is to issue certificates for shares of Common Stock upon the conversion of Series C Preferred Stock in the name of the holder of the Series C Preferred Stock, the Company will do so without charging the holder any issuance tax. If the Company is to issue certificates for shares of Common Stock upon conversion of Series C Preferred Stock in any other name, the Company will not issue any certificates until payment of any applicable transfer tax has been made by the holder.

     The Company will not issue any fractional shares or scrip representing fractions of shares of Common Stock upon conversion of any shares of Series C Preferred Stock. If a holder of a Series C Preferred Stock makes a conversion that results in the holder's having a fractional interest in a share of Common Stock, the Company will pay to the holder of those shares a cash amount based on the current market price of the Common Stock on the trading day immediately before the conversion, instead of issuing a fractional share of Common Stock.

     REDEMPTION. Each holder of Series C Preferred Stock will have the right to require the Company to redeem all, but not less than all, of that holder's shares of Series C Preferred Stock immediately before the occurrence of the first to occur of:

     - an Enterasys spinoff after the first anniversary of the date of issuance of the Series C Preferred Stock and before the second anniversary of the date of issuance of the Series C Preferred Stock; and

     -    an Enterasys transaction.

     If a holder of a Series C Preferred Stock requests redemption of its shares in an Enterasys spinoff, the Company will pay the redemption price at the beginning of the spinoff. The redemption price that the Company will pay for each share of Series C Preferred Stock will be paid in shares of Enterasys stock and will be equal to the number of Enterasys shares equal to 1% of the fully-diluted stock of Enterasys, determined as of the day the merger closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events affecting the stock of Enterasys, divided by 50,000.

     If a holder of Series C Preferred Stock seeks to redeem its shares in an Enterasys transaction, the Company will pay the redemption price on an after-tax basis immediately after the Enterasys transaction. The redemption price that the Company will pay for each share of Series C Preferred Stock will be paid in securities or assets of the surviving corporation immediately after the Enterasys transaction. The redemption price will be equal in value, on an after-tax basis, to the number of Enterasys shares equal to 1% of the fully-diluted stock of Enterasys, determined as of the day the merger closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events affecting the stock of Enterasys, divided by 50,000.

     If the Company intends to conduct an Enterasys spinoff before the first anniversary of the date of issuance of the Series C Preferred Stock, holders of Series C Preferred Stock will not be able to redeem their shares of Series C Preferred Stock as part of the spinoff. They will be able to convert their shares into Common Stock before the spinoff. If the Company conducts an Enterasys transaction before the first anniversary of the date of issuance of the Series C Preferred Stock, holders of Series C Preferred Stock will be able to redeem their shares of Series C Preferred Stock in that transaction. The Company may never conduct an Enterasys spinoff. It is possible that holders of the Series C Preferred Stock will not be able to exercise the redemption right described above.

     The redemption rights for the Series C Preferred Stock will terminate immediately after the first to occur of:

     -    an Enterasys spinoff;

     -    an Enterasys transaction; and

     - the second anniversary of the date of issuance of the Series C Preferred Stock.

     REDEMPTION PROCEDURES. The Company will give each holder of Series C Preferred Stock at least 30 days notice of its intention to either conduct an Enterasys spinoff or an Enterasys transaction. The Company's notice will also advise each holder of Series C Preferred Stock of its redemption rights. Each holder of Series C Preferred Stock will have 15 days from the date of the notice to deliver a written notice to the escrow agent advising the escrow agent of its intention to require or not require the Company to redeem all, but not less than all, of the Series C Preferred Stock held by that holder. If a holder of Series C Preferred Stock desires to redeem its shares in an Enterasys spinoff, the Company will be obligated on the redemption date to pay to that holder, upon the holder's surrender to the Company of the certificate or certificates representing the shares of Series C Preferred Stock to be redeemed, the full redemption price of the shares of Series C Preferred Stock in shares of Enterasys stock. If a holder of Series C Preferred Stock desires to redeem its shares in an Enterasys transaction, the Company will be obligated on the redemption date to pay to that holder, upon the holder's surrender to the Company of the certificate or certificate representing the shares of Series C Preferred Stock to be redeemed, the full redemption price of the shares of Series C Preferred Stock in the securities or assets of the surviving corporation after the Enterasys transaction.

     LIQUIDATION. Upon the Company's liquidation, dissolution or winding up, the holders of Series C Preferred Stock will be entitled to be paid in full a liquidation amount, determined as described below, after the distribution of any of the Company's assets to the holders of any other series or class of the Company's stock ranking senior to the Series C Preferred Stock in a liquidation, including the Company's series A and the Company's series B preferred stock.

     If the Company's liquidation, dissolution or winding up occurs before the first to occur of an Enterasys spinoff, an Enterasys transaction and the second anniversary of the date of issuance of the Series C Preferred Stock, then the liquidation amount will be equal to the greater of:

     -    $1.00;

     - the amount a holder would be entitled to receive on a share of Series C Preferred Stock in the liquidation, dissolution or winding up if the holder converted that share into Common Stock immediately before the liquidation, dissolution or winding up is effective; and

     - the amount a holder would be entitled to receive on a share of Series C Preferred Stock in the liquidation, dissolution or winding up if the holder converted that share into Common Stock immediately before the liquidation, dissolution or winding up is effective, but without taking into account any adjustment to the applicable conversion rate for an Enterasys spinoff or an Enterasys transaction.

     If the Company's liquidation, dissolution or winding up occurs after the first to occur of an Enterasys spinoff, an Enterasys transaction and the second anniversary of the date of issuance of Series C Preferred Stock, then the liquidation amount will be equal to the greater of:

     -    $1.00; and

     - the amount a holder would be entitled to receive on a share of Series C Preferred Stock in the liquidation, dissolution or winding up if the holder converted that share into Common Stock immediately before the liquidation, dissolution or winding up is effective, including taking into account any adjustment to the applicable conversion rate for an Enterasys spinoff, an Enterasys transaction or following the second anniversary of the date of issuance of the Series C Preferred Stock.

     If, after distribution of any of the Company's assets to the holders of stock senior to the Series C Preferred Stock, the Company's assets are insufficient to pay the holders of Series C Preferred Stock and the holders of any stock ranking equally with the Series C Preferred Stock their full liquidation amounts, then the Company's remaining assets legally available for distribution will be distributed ratably among the holders of Series C Preferred Stock and the holders of any stock ranking equally with the Series C Preferred Stock. The holders of stock ranking junior to the Series C preferred stock, including the holders of Common Stock, will not be entitled to participate in the liquidation.

     VOTING RIGHTS. Except as required by law, the holders of Series C Preferred Stock will have voting rights and powers equal to the voting rights and powers of the holders of Common Stock. The holders of Series C Preferred Stock will vote with the holders of Common Stock and any other shares of the Company's stock which, by their terms, are entitled to vote with the Common Stock, as a single class. Each holder of Series C Preferred Stock will be entitled to the number of votes for each share of Series C Preferred Stock it holds equal to the product of the number of shares of Series C Preferred Stock held by the holder and the applicable conversion rate on the record date for holders entitled to participate in the vote. The holders of a majority of the then outstanding shares of Series C Preferred Stock must also approve any amendment or restatement of the Company's certificate of incorporation or of the certificate of designation for the Series C Preferred Stock that adversely affects the powers, preferences and rights of the Series C Preferred Stock.

     ESCROW AGREEMENT. The shares of Series C Preferred Stock will be held by State Street Bank and Trust Company, as escrow agent, and will be subject to the provisions of an escrow agreement between State Street Bank and Trust Company, the Company, and Stephen J. Ricci (as representative of the stockholders of Indus River Networks, Inc.). The shares of Series C Preferred Stock will be held in escrow only to facilitate any conversion or redemption of the Series C Preferred Stock occurring within 24 months of the date of issuance of the Series C Preferred Stock. The shares will remain in the escrow account until any conversion or redemption, after which the stockholders on whose behalf the shares are being held will receive the shares of Common Stock issued upon the conversion of the Series C Preferred Stock or the shares of Enterasys common stock or any other securities issued upon the redemption of the Series C Preferred Stock. If no redemption or conversion occurs within 24 months of the date of issuance of the Series C Preferred Stock, the shares being held in escrow will be distributed by the escrow agent to the stockholders on whose behalf the shares are being held on or before the 30-month anniversary of the date of issuance of the Series C Preferred Stock. The escrow agreement provides that the shares of Series C Preferred Stock may not be transferred except under the laws of descent and distribution or to the partners or equity holders of any stockholder which is an entity.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation, as amended, provides that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation, as amended, further provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

     Exhibit

      4.1  Indus River Networks, Inc. Stock Incentive Program.

      4.2  Form of Stock Option Assumption Agreement.

      5.1  Opinion of Ropes & Gray.

     23.1  Consent of KPMG LLP.

     23.2  Consent of Ropes & Gray (See Exhibit 5.1).

     24.1  Power of Attorney (See Signature Page).

Item 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, the State of New Hampshire, on this 31st day of January, 2001.

                                        CABLETRON SYSTEMS, INC.


                                        By:    /s/ Piyush Patel
                                            -------------------------
                                            Name:  Piyush Patel
                                            Title: President, Chief Executive
                                                   Officer, and Chairman



                                POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints each of Piyush Patel and David J. Kirkpatrick, each with full power of substitution, his true and lawful attorney-in-fact and agent with full power to him to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorney to any and all such amendments.


           SIGNATURE                                      CAPACITY                                  DATE
           ---------                                      --------                                  ----

   /s/ Piyush Patel                   President, Chief Executive Officer, and Chairman        January 31, 2001
---------------------------------
         Piyush Patel

   /s/ David J. Kirkpatrick             Corporate Executive Vice President of Finance         January 31, 2001
---------------------------------     and Chief Financial Officer (Principal Financial
     David J. Kirkpatrick                 Officer and Principal Accounting Officer)

     /s/ Craig R. Benson                                  Director                            January 31, 2001
---------------------------------
        Craig R. Benson

      /s/ Paul R. Duncan                                  Director                            January 31, 2001
---------------------------------
        Paul R. Duncan

   /s/ Donald F. McGuinness                               Director                            January 31, 2001
---------------------------------
     Donald F. McGuinness

     /s/ Michael D. Myerow                         Secretary and Director                     January 31, 2001
---------------------------------
       Michael D. Myerow

                                  EXHIBIT INDEX


    Number                     Title of Exhibit
    ------                     ----------------

      4.1                      Indus  River  Networks, Inc. Stock
                               Incentive Program.

      4.2                      Form of Stock Option Assumption
                               Agreement.

      5.1                      Opinion of Ropes & Gray.

     23.1                      Consent of KPMG LLP.

     23.2                      Consent of Ropes & Gray (See Exhibit 5.1).

     24.1                      Power of Attorney (See Signature Page).